Exhibit 4.1

LIGAND PHARMACEUTICALS INCORPORATED

AS ISSUER

0.75% CONVERTIBLE SENIOR NOTES DUE 2019

INDENTURE

DATED AS OF AUGUST 18, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION

AS TRUSTEE

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INDENTURE dated as of August 18, 2014 between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Company”), and Wilmington Trust, National Association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 0.75% Convertible Senior Notes due 2019:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Trustee or such other Person (including the Company or any of its Affiliates) as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 10.01(a)(ii).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificated Notes” means Notes that are in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of the common stock of the Company, par value $0.001 per share, existing on the Issue Date or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at Global Capital Markets, 50 S. 6th Street, Suite 1290, Minneapolis, MN 55402, Attention: Ligand Pharmaceuticals Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 50 consecutive VWAP Trading Days in the Observation Period for a Note, one-fiftieth (1/50th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Principal Portion” means an amount of cash equal to the lesser of (i) one-fiftieth (1/50th) of $1,000 and (ii) the Daily Conversion Value for such VWAP Trading Day

“Daily Settlement Amount” means, for each of the consecutive 50 VWAP Trading Days in the an Observation Period for a Note:

(a) the Daily Principal Portion; and

(b) to the extent the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Principal Portion for such VWAP Trading Day, a number of shares equal to the Daily Share Amount.

“Daily Share Amount” means a number of shares equal to (i) the excess of the Daily Conversion Value for such VWAP Trading Day over the Daily Principal Portion for such VWAP Trading Day, divided by (ii) the Daily Principal Portion for such Trading Day

“Daily VWAP” means, for any of the 50 consecutive VWAP Trading Days in an Observation Period for a Note, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LGND <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, as reasonably determined in good faith, using a volume-weighted average price method, by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside the regular trading session trading hours. On and after the occurrence of a Merger Event, the Daily VWAP for a Unit of Reference Property means, for any of the 50 VWAP Trading Days during an Observation Period, the fair market value of a Unit of Reference Property as determined, in a commercially reasonable manner, using a volume-weighted average method, if possible, by the Board of Directors.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” mean The Depository Trust Company.

“Ex-Dividend Date” means, with respect to any issuance, the first date upon which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes issued in the offering contemplated by the Offering Memorandum (including any Notes issued pursuant to the Initial Purchasers’ option to purchase additional Notes).

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, that such Notes and such shares of Common Stock, if any, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Security Legend or Restricted Stock Legend (or such legend is deemed removed pursuant to Section 2.06(j)) and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” means an event that shall be deemed to have occurred any time after the Issue Date when any of the following occurs:

(1) a “person” or “group” other than the Company or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of the Company’s common equity representing more than 50% of the voting power of all classes of common equity entitled to vote generally in the election of the Company’s directors;

(2) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that if in any such transaction the holders of more than 50% of the shares of the Company’s common equity, representing more than 50% of the voting power of the common equity, immediately prior to such transaction, own, directly or indirectly, more than 50% of all classes of common equity, representing more than 50% of the voting power, of the continuing or surviving Person or transferee or the parent thereof immediately after such transaction, with such holders’ proportional voting power immediately after such transaction being in substantially the same proportions as their respective voting power before such transaction, then such transaction shall not constitute a “Fundamental Change” under this clause (2);

(3) the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) the Common Stock (or any other shares or capital stock or Reference Property into which the Notes are convertible at such time) is not listed on a National Securities Exchange.

Notwithstanding the foregoing, a transaction or a series of transactions as set forth in clause (2) above shall not constitute a “Fundamental Change” if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions otherwise constituting a Fundamental Change under clause (2) above consists of shares of common stock or depositary receipts evidencing interests in ordinary shares or common equity listed on a National Securities Exchange, and, if applicable, as a result of such transaction or transactions, the Notes become convertible into consideration based upon such consideration (because it constitutes Reference Property pursuant to the provisions set forth in Section 10.06(a)).

For purposes of this definition:

(i) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act;

(ii) “person” or “group” includes any syndicate or group that would be deemed to be a “person” under Section 13(d) of the Exchange Act; and

(iii) any transaction or event that constitutes a Fundamental Change under both clause (1) and clause (2) above will be deemed to be a “Fundamental Change” solely under clause (2) above.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the Issue Date, consistently applied.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend set forth in Exhibit A.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” means the initial purchasers of the Notes specified in the Offering Memorandum.

“Issue Date” means August 18, 2014.

“Last Reported Sale Price” of the Common Stock means, for any day, the closing sale price per share (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed for trading, without regard to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock will equal the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted on such date, the “Last Reported Sale Price” will be the average of the mid-point of the last bid prices and the last ask prices for the Common Stock on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose. On and after the occurrence of a Merger Event, the Last Reported Sale Price for a Unit of Reference Property means, for any day, the value of a Unit of Reference Property on such day as determined by the Board of Directors in a commercially reasonable manner.

“Make-Whole Fundamental Change” means, subject to the sentence immediately following clause (4) of the definition of “Fundamental Change”, any event that either constitutes a Fundamental Change or would constitute a Fundamental Change but for the proviso in clause (2) of the definition of Fundamental Change.

“Market Disruption Event” means, for any Scheduled Trading Day, the occurrence or existence on such Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Maturity Date” means August 15, 2019.

“National Securities Exchange” means a securities exchange registered as a national securities exchange under Section 6(a) of the Exchange Act (or any successor thereto).

“Notes” means any of the Company’s 0.75% Convertible Senior Notes due 2019 issued under this Indenture.

“Observation Period” means, with respect to any Note, (i) if the Conversion Date for such Note occurs on or after May 15, 2019, the 50 consecutive VWAP Trading Day period beginning on and including the 52nd Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) immediately preceding the Maturity Date, and (ii) if the Conversion Date for such Note occurs prior to May 15, 2019, the 50 consecutive VWAP Trading Day period beginning on, and including, the second Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) immediately following the Conversion Date for such Note.

“Offering Memorandum” means the final offering memorandum for the offering and sale of the Notes dated August 12, 2014.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a written certificate (i) containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any Officer, and delivered to the Trustee; and (ii) if given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 12.04 and 12.05.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C, or any other substantially similar legend indicating the restricted status of the shares of Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition set forth in such rule but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $15,000,000.

“Stock Price” means, with respect to the Common Stock, in connection with a Fundamental Change, (i) in the case of a Fundamental Change described in clause (2) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash paid per share of the Common Stock in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sales Price of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Fundamental Change Effective Date.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the Nasdaq Global Market or, if the Common Stock is not then listed on the Nasdaq Global Market, on the other principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average (per $1,000 principal amount of Notes) of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects and whose names and contact information the Company provides to the Bid Solicitation Agent; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the Trading Price Product for such Trading Day. If, on any date of determination, (x) the Company is not acting as Bid Solicitation Agent and does not instruct the Bid Solicitation Agent to obtain bids when required, or the Company so instructs the Bid Solicitation Agent, but the Bid Solicitation Agent fails to carry out such instruction, or (y) the Company is acting as the Bid Solicitation Agent and fails to carry out such determination, then, in either case, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the Trading Price Product on each such date of determination.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter with respect to this Indenture, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) on any Scheduled Trading Day for the Common Stock, the occurrence or existence prior to 1:00 p.m., New York City time, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Nasdaq Global Market or, if the Common Stock is not then listed on the Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or traded, “VWAP Trading Day” means a “Business Day.”

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.02(b)
“Additional Shares”	10.07(a)
“Agent Members”	2.12(e)
“Cash Election”	10.03(b)
“Cash Percentage”	10.03(b)(i)
“Cash Percentage Notice”	10.03(b)(i)
“Company’s Filing Obligations”	6.01(c)
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)(i)
“Conversion Rate”	10.01(a)
“Daily Principal Portion”	1.01
“Daily Share Amount”	1.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)
“Fundamental Change Notice”	3.03(a)
“Fundamental Change Notice Date”	3.03(a)
“Fundamental Change Purchase Date”	3.02(a)
“Fundamental Change Purchase Notice”	3.04(a)
“Fundamental Change Purchase Price”	3.02(a)
“Interest Payment Date”	11.01
“Measurement Period”	10.01(a)(ii)
“Merger Event”	10.06(a)
“Notice of Conversion”	10.02(a)

Term Section:	Defined in:
“Paying Agent”	2.03
“QIB”	2.01(a)
“Record Date”	11.01
“Reference Property”	10.06(a)
“Register”	2.03
“Registrar”	2.03
“Restricted Notes”	2.06(f)(i)
“Special Interest”	6.01(c)
“Special Record Date”	11.02(a)
“Specified Corporate Transaction”	10.01(a)(iv)
“Specified Corporate Transaction Notice”	10.01(a)(iv)
“Spin-off”	10.05(c)(ii)
“Successor Company”	5.01(i)
“Temporary Notes”	2.09
“Trading Price Product”	10.01(a)(ii)
“transfer”	2.06(f)(i)
“Unit of Reference Property”	10.06(a)
“Valuation Period”	10.05(c)(ii)
“Weighted Average Consideration”	10.06(a)(v)(C)

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest and Special Interest, if any, payable in accordance with the terms of Sections 4.02 or 6.01, as applicable, hereof.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(c) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Initial Notes. The Notes initially shall be offered and sold only to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on the Notes shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the Depositary or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.

(d) Legends.

(i) Each Global Note shall bear the Global Securities Legend set forth in Exhibit A unless otherwise directed by the Company.

(ii) Each Restricted Note shall bear the Restricted Securities Legend set forth in Exhibit A. Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(j) or otherwise at the direction of the Company.

For the avoidance of doubt, the Trustee (in any capacity hereunder) shall have no liability or responsibility for any stock certificates or Common Stock nor the transfer thereof.

Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the Issue Date, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officer’s Certificate for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The aggregate principal amount of Notes that may be authenticated by the Trustee under this Indenture is initially limited to $245,000,000, subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.06, 2.07, 2.09, 2.12, 3.07, 9.07 and 10.02 hereof.

The Trustee may appoint authenticating agents. The Trustee may at any time after the Issue Date appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) and shares of Common Stock, if applicable, sufficient to make such payments when so becoming due. The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent) all money and shares of Common Stock, if any, held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying

Agent) of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock, if any, so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and shares of Common Stock, if any, held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock, if any, held by it to the Trustee and to account for any funds and shares of Common Stock, if any, disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion of such Notes not to be repurchased).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in Paragraph 7 of the form of Note attached as Exhibit A hereto or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) Transfer Restrictions.

(i) Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), and Sections 2.06(g), 2.12(b) and 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note. Except as otherwise provided in this Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144, that such Notes are not “restricted” within the meaning of Rule 144 or that transfers thereof comply with all other applicable securities laws and regulations. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes or such shorter period of time as permitted by Rule 144 or (y) such later date as the Company determines may be required by applicable law, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend.

(iii) No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g) Legends on the Common Stock.

(i) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes or such shorter period of time as permitted by Rule 144 or (y) such later date as the Company determines may be required by applicable law, any stock certificate representing shares of the Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend.

(ii) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, subject to applicable securities laws and regulations and upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h) The Company shall not permit any Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i) So long as and to the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may cause the removal of the Restricted Securities Legend from such Notes at any time on or after the Free Trade Date by providing to the Trustee written notice in form of an Officer Certificate stating that the Free Trade Date has occurred and the removal of the legend is permitted and instructing the Trustee to remove the Restricted Securities Legend from such Notes.

In addition, following the Free Trade Date the Company will use commercially reasonable efforts to comply with any Applicable Procedures for removing the Restricted Securities Legend from such Notes and to cause such notes to be identified by an unrestricted CUSIP number.

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may not charge the Holder for their expenses in replacing a Note, and any expense of the Trustee shall be reimbursed by the Company.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under this Section 2.08. If the Company or an Affiliate of the Company holds the Note, a Note does not cease to be outstanding; provided, however, that for purposes of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Purchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Purchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding, interest (including Additional Interest and Special Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including any Additional Interest and Special Interest), if any, shall cease to accrue on such Note.

Section 2.09 Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order from the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.05 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion, purchase, or payment. The Trustee and no one else shall promptly cancel all Notes surrendered for registration of transfer, exchange, conversion, purchase, payment or cancellation and shall dispose of such Notes in its customary manner. If Notes are surrendered to any person other than the Trustee, the Company shall cause such Notes to be delivered to the Trustee in accordance with its customary procedures. The Company may not issue new Notes to replace Notes it has purchased, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11 Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register (which, for any Global Note, shall be Cede & Co. or its successor) as the owner of such Note for the purpose of receiving payment of principal, interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Transfer of Notes.

(a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii), and (C) transfers of a Certificated Note shall comply with Sections 2.06 and 2.12(a)(iii) and (iv) below. All such transfers shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

(A) A beneficial interest in a Global Note may not be exchanged for a Certificated Note (other than upon approval by the Company of the request of the Holder thereof to do so) unless:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation, in which case Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for their beneficial interests.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(3) An Event of Default has occurred and is continuing, in which case, the owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for its beneficial interest in such Global Note.

(B) Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2) the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request: (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(1) must be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed in writing by the Holder thereof or its duly authorized attorney-in-fact; and

(2) so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Notes are being transferred to the Company, a certification from such Holder to that effect; or

(C) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification from such Holder to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company or any other evidence as to the compliance with the restrictions set forth in the legend thereon that is reasonably satisfactory to the Company.

(iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b) Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Section 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144. Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, if such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d). The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary if (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or, from time to time, in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of Section 2.12(e), a Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments, under or with respect to, the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the

Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, shall use restricted CUSIP and ISIN numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Notes pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes from which restrictions were so removed. The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.14 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.02, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that if any such additional Notes are not fungible with the Notes issued in the offering contemplated by the Offering Memorandum for U.S. federal income tax purposes or securities law purposes, such additional Notes will have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether the Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private repurchase or exchange or a public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The

Company will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.10, and such Notes will no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01 No Company Right to Redeem. The Company shall have no right to redeem the Notes before the Maturity Date.

Section 3.02 Fundamental Change Permits Holders to Require Company to Purchase Notes.

If a Fundamental Change occurs, each Holder shall have the right, at its option, to require the Company to purchase in cash, on the Fundamental Change Purchase Date, all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company in the Fundamental Change Purchase Notice for such Fundamental Change and that is not less than 20 Business Days or more than 35 Business Days after the Fundamental Change Notice Date, at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest and Special Interest), if any, payable on such Interest Payment Date to the Holder of the Note on such Record Date and reduce the Fundamental Change Purchase Price by such amount. The Company may postpone a Fundamental Change Purchase Date to comply with applicable law upon notice to the Holders and the Trustee.

Section 3.03 Fundamental Change Conversion Right Notice.

(a) On or before the 20th calendar day immediately following the effective date of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder (and to beneficial owners as required by applicable law), the Trustee and the Paying Agent. A Fundamental Change Notice for a Fundamental Change shall state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) that the Fundamental Change Purchase Price for any Notes as to which a Fundamental Change Purchase Notice has been duly tendered and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Notes;

(vii) that payment may be collected only if the Notes to be repurchased are surrendered to the Paying Agent;

(viii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(ix) briefly, the procedures the Holder must follow to exercise its rights under this Section 3.03;

(x) briefly, the conversion rights of the Notes, including an explanation that a condition to conversion has been satisfied;

(xi) the Conversion Rate in effect on the Fundamental Change Notice Date;

(xii) if applicable, any adjustments that will be made to the Conversion Rate as a result of the Fundamental Change, including, without limitation, any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.07;

(xiii) that any Notes with respect to which a Fundamental Change Purchase Notice has been given may be converted only if such Fundamental Change Purchase Notice is validly withdrawn in accordance with the terms of this Indenture;

(xiv) the procedures for withdrawing a Fundamental Change Purchase Notice;

(xv) the procedures that a Holder must follow to require the Company to purchase its Notes;

(xvi) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on the Notes surrendered for repurchase by the Company, interest (including Additional Interest and Special Interest), if any, on Notes for which a Fundamental Change Purchase Notice has been validly given will cease to accrue on and after the Fundamental Change Purchase Date; and

(xvii) the CUSIP and ISIN number(s) of the Notes.

Section 3.04 Fundamental Change Purchase Notice.

(a) To exercise its repurchase rights under Section 3.02, a Holder must deliver to the Paying Agent, by the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date, (i)(A) if the Notes that such Holder is tendering for purchase are Global Notes, a duly completed written notice in the form of the “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes, or (B) if the Notes that such Holder is tendering for purchase are Certificated Notes, the duly completed “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes that such Holder is tendering for purchase (in either case (A) or case (B), such notice, a “Fundamental Change Purchase Notice”) and (ii) the Notes that such Holder is surrendering for purchase on such Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(A) the portion of the principal amount of the Notes that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(B) that such Notes shall be purchased pursuant to the terms and conditions specified in the Note and this Indenture; and

(C) if Certificated Notes have been issued, the certificate numbers of the Notes that the Holder will deliver to be purchased.

If the Notes to be purchased are Global Notes, the Holder must deliver the Notes to be repurchased in accordance with the Applicable Procedures.

(b) Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Notes.

(c) After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date. Such notice of withdrawal must specify:

(i) the principal amount of any Notes with respect to which the notice of withdrawal pertains, which must equal $1,000 or an integral multiple thereof;

(ii) if Certificated Notes have been issued, the certificate numbers of the Notes to be withdrawn; and

(iii) the principal amount, if any, that remains subject to the original Fundamental Change Purchase Notice, which amount must equal $1,000 or an integral multiple thereof.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

Section 3.05 Effect of Fundamental Change Purchase Notice.

(a) If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.04(c) above.

(b) Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Purchase Notice pertains, the Holder of the Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.04(c) above, to receive the Fundamental Change Purchase Price with respect to such Notes promptly following the later of (i) the Fundamental Change Purchase Date and (ii) if the Notes are Certificated Notes, the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the date of book-entry transfer.

(c) If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.06 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Notes that Holders have tendered for purchase and have not validly withdrawn in accordance with Section 3.04(c) above:

(i) such tendered Notes will cease to be outstanding and interest (including Additional Interest and Special Interest), if any, will cease to accrue (whether or not all of such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable); and

(ii) all other rights of the Holders with respect to the tendered Notes will terminate (other than the right to receive payment of the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or transfer of the Notes).

Section 3.06 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Purchase Date. The Paying Agent shall have no duty to calculate the amount of cash sufficient to pay such aggregate repurchase price.

Section 3.07 Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the repurchased portion of the Note surrendered.

Section 3.08 Covenant to Comply with Securities Laws Upon Purchase of Notes. When repurchasing Notes under this Article 3, the Company will, to the extent required, (i) comply with Rule 13e-4 (or any successor provision) and Rule 14e-1 (or any successor provision) under the Exchange Act, and (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable U.S. federal and state securities laws.

Section 3.09 Repayment to the Company. Upon written direction, the Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Fundamental Change Purchase Price that remains unclaimed as provided in Paragraph 11 of the form of Note attached as Exhibit A hereto; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Company.

Section 3.10 Covenant Not to Purchase Notes Upon Certain Events of Default.

(a) Notwithstanding anything to the contrary in this Article 3, the Company shall not purchase any Notes under this Article 3 if there has occurred and is continuing an Event of Default unless the payment by the Company of the Fundamental Change Purchase Price will cure such Event of Default.

(b) If a Fundamental Change Purchase Notice is tendered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.04(c) above, and, pursuant to this Section 3.10, the Company is not permitted to purchase Notes, the Paying Agent will deem withdrawn such Fundamental Change Purchase Notice.

(c) If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.10, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 3.11 Third Party Offers. Notwithstanding any other provision of this Article 3, the Company will not be required to purchase, or to make an offer to purchase, the Notes upon a

Fundamental Change if a third party makes such offer in the same manner, at the same time and otherwise in compliance with the requirements under this Indenture for an offer to purchase made by the Company pursuant to this Article 3 and such third party purchases all Notes that are properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements under this Indenture for an offer to purchase made by the Company pursuant to this Article 3 made by the Company.

Section 3.12 Reference Property Exception Notwithstanding any other provision of this Article 3, the Company will not be required to give notice or purchase the Notes upon a Fundamental Change pursuant to clause (2) of the definition of “Fundamental Change” if (i) such Fundamental Change results in the Notes becoming convertible (as set forth in Section 10.06(a)) into Reference Property consisting of cash in an amount per Note greater than the Fundamental Change Purchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Purchase Date, including any interest payable prior to such date) and (ii) the Company provides timely notice of the Holders’ right to convert their notes based on such Fundamental Change as set forth in Section 10.01(a)(iv).

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall promptly make, or cause the Paying Agent to make, all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture. If the Company is required to deliver any amounts of cash and/or shares of Common Stock to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash and/or shares of Common Stock shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m., New York City time, on the required date. The Company may, at its option, make payments on any Certificated Notes by check mailed to a Holder’s registered address; provided, however, that if a Holder of more than $5,000,000 principal amount of Certificated Notes requests in writing that the Company make payments on its Certificated Notes by wire transfer to an account in the United States, the Company shall, beginning with the interest payment corresponding to the next Record Date, make all subsequent payments due to such Holder to such account until such Holder notifies the Registrar in writing that the Company should no longer make payments by wire transfer to such account. If the Notes are held in book-entry form, the Company shall make all payments by wire transfer.

(b) The Company shall make, or cause the Paying Agent to make, any required interest payments (including of Additional Interest and Special Interest), if any, to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02 SEC and Other Reports; Additional Interest.

(a) For so long as the Notes are outstanding, the Company shall file with the SEC and the Trustee the Company’s annual and quarterly reports, information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) and, within 15 calendar days of the date on which the Company would be required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period). Documents filed by the Company with the SEC via the EDGAR filing system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR filing system, it being understood that the Trustee shall have no responsibility for the filing, timing or content of any such filings or reports. Notwithstanding anything to the contrary, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which it is seeking, or has received, confidential treatment from the SEC. The Company shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

(b) If, at any time during the period beginning on, and including, the date which is six months after the last date of original issuance of the Notes issued in the offering contemplated by the Offering Memorandum (including any Notes issued pursuant to the Initial Purchasers’ option to purchase additional Notes) and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), and the Company does not cure such failure to file within ten Business Days, the Company shall pay interest (the “Additional Interest”) on the Notes, accruing from, and including, the due date of the first missed filing that gives rise to such obligation and continuing until the earlier of (i) the Free Trade Date and (ii) the date all such filings have been made. Such Additional Interest shall accrue at a rate of 0.50% per annum. The Company shall notify the Trustee in writing of any such Additional Interest.

(c) In addition, if the Company fails to cause the Notes or any shares of the Common Stock issuable upon conversion of the Notes that are held by Holders that have not been Affiliates of the Company during the immediately preceding three months to become Freely Tradable on and at all times after the ten Business Day period following the Free Trade Date, the Company will pay Additional Interest on the Notes accruing from, and including, the Free Trade Date and to, but excluding, the date on which the Notes and any shares of Common Stock issuable upon the conversion of the Notes become Freely Tradable. Such Additional Interest shall accrue at a rate of 0.50% per annum.

(d) Notwithstanding anything else in this Indenture, in no event will the combined rate of any Additional Interest payable under this Section 4.02 and of any Special Interest payable under Section 6.01(c) exceed 0.50% per annum regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest or Additional Interest.

(e) Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on the latter Record Date.

If the Company is required to pay Additional Interest or Special Interest to Holders, the Company shall provide a direction or order in the form of a Company Order to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Special Interest no later than three Business Days prior to the date on which any such Additional Interest or Special Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Special Interest owed, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

Notwithstanding anything to the contrary in this Indenture, the accrual of Additional Interest shall be the exclusive remedy available to Holders of Notes for the failure of the Notes to become freely tradable.

Section 4.03 Compliance Certificate. Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2014) of the Company, the Company shall deliver to the Trustee an Officer’s Certificate (which Officer’s Certificate shall not be required to include such statements included in Section 12.05) stating whether, to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Maintenance of Office or Agency. The Company will maintain, in the continental United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, or conversion. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.06 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder, or any beneficial owner of, or prospective purchaser of, the Notes or a holder of, beneficial owner of, or prospective purchaser of, any shares of Common Stock issued upon the conversion of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder, or any beneficial owner of, or prospective purchaser of, the Notes or holder of, beneficial owner of, or prospective purchaser of, shares of Common Stock issued upon the conversion of Notes, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Note. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Company May Consolidate, Merge or Sell Its Assets on Certain Terms.

(a) The Company will not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its property and assets to, any Person if the Company is not the resulting, surviving or transferee Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if other than the Company) expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and under this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and shall be continuing; and

(iii) the Company and the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that:

(A) such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with this Section 5.01; and

(B) that all conditions precedent to such consolidation, merger, conveyance, transfer or lease provided for in this Indenture have been satisfied.

(b) Notwithstanding Section 5.01(a), this Section 5.01 shall not apply to any sale, transfer, lease, conveyance or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.02 Successor Corporation to Be Substituted. Upon any such consolidation, merger, conveyance, transfer or lease and the assumption by the Successor Company, by supplemental indenture satisfactory in form to the Trustee of the due and punctual payment of the principal of, accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue in its own name, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. Upon any such consolidation, merger, conveyance or transfer (but not upon a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following events shall be an “Event of Default”:

(i) the Company defaults in the payment of interest (including Additional Interest or Special Interest, if any) on any Note when the same becomes due and payable and such default continues for a period of 30 calendar days;

(ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise;

(iii) the failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five Business Days;

(iv) the failure by the Company to give a Fundamental Change Notice as required pursuant to Section 3.03 or a Specified Corporate Transaction Notice as required under Section 10.01(a)(iv);

(v) the failure by the Company to comply with its obligations under Article 5 hereof;

(vi) the default by the Company in the performance of, or the breach of, any other covenant or agreement of the Company in this Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 6.01(a)(i) through 6.01(a)(v) above) and such default or breach continues for a period of 60 calendar days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(vii) the occurrence of a default by the Company under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Significant Subsidiary for money borrowed, whether such indebtedness exists as of the Issue Date or is later created, in an aggregate principal amount in excess of $15,000,000 (or its foreign currency equivalent), (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within 30 calendar days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with this Indenture;

(viii) the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency;

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property;

(C) orders the winding up or liquidation of the Company; or

(D) grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains unstayed and in effect for 60 days; or

(x) a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 calendar days after (x) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (y) the date on which all rights to appeal have been extinguished.

Each of the foregoing will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, a Default under clause (vi) of this Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(b) Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee written notice thereof in the form of an Officer’s Certificate describing such Event of Default or Default and its status and explaining what action the Company is taking or proposes to take with respect thereto.

(c) Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, excepted as provided in Section 4.02(b) or (c), at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(a)(vi) relating to the failure by the Company to comply with Section 4.02(a) (the “Company’s Filing Obligations”), including, without limitation, the obligation to comply with Section 314(a) of the TIA, shall consist exclusively of the right to receive interest (the “Special Interest”) on the principal amount of the

Notes then outstanding. For the first 180 days after the occurrence of such an Event of Default, the Special Interest will accrue at a rate equal to 0.25% per annum on the principal amount of the Notes then outstanding, and (ii) for the 180 days immediately following such 180 day period, the Special Interest will accrue at a rate equal to 0.50% per annum on the principal amount of the Notes then outstanding. The Special Interest will be in addition to any Additional Interest that the Company is required to pay under Section 4.02 and will be payable in the same manner as Additional Interest; provided, however, that in no event will the combined rate of the Special Interest and any Additional Interest due under Section 4.02 exceed 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest or Special Interest. This Special Interest will accrue on the Notes from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to but not including the 360th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 360th day thereafter, such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 360th day thereafter, then the Trustee or the Holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Special Interest as the sole remedy for an Event of Default specified in Section 6.01(a)(vi) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify, in the manner provided for in Section 12.02, the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the fifth Business Day immediately following the date any such Event of Default first occurs (which notice shall include a statement as to the date from which Special Interest is payable). Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Special Interest is payable. If the Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix)) occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) occurs and is continuing with respect to the Company (and not solely with respect to one or more of the Company’s Significant Subsidiaries), the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, become and be immediately due and payable to the full extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee and the Company, and without notice to any other Holder, may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest and Special Interest), if any, that has become due solely as a result of declaration of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Existing or Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by written notice to the Trustee and without notice to any other Holder may waive an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) or (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and security reasonably acceptable to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to take action because of the Default;

(c) such Holder or Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs and other liabilities of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receiving such notice, written request and offer of security or indemnity; and

(e) during such 60-day period, the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding at such time a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on or after the respective due dates, or the right to receive consideration due upon conversion of Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or 6.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest and Special Interest), if any, to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee hereunder.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation expenses and disbursements of the Trustee (acting in any capacity hereunder), its agents and counsel and all other amounts due to the Trustee hereunder;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, payment of the Fundamental Change Purchase Price and the cash deliverable upon conversion of Notes then submitted for conversion, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trust Officer was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents, Bid Solicitation Agent and Conversion Agent.

(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee (to the extent that a Trust Officer does not have actual knowledge of the existence of such event or fact ) may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(m) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(n) Notwithstanding anything to the contrary herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent, Note Registrar, Custodian, Exchange Agent and Bid Solicitation Agent), and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days, if this Indenture has been qualified under the TIA, apply to the SEC to continue as trustee, or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 90 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee; provided, however, that except in the case of a Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(iii), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06 Reports by Trustee to Holders. Within 120 days of each December 31, commencing on December 31, 2014, and for so long as any Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of December 31 of such year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b). The Trustee will also transmit by mail all reports as required by TIA 313(c).

A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee (acting in any capacity hereunder) upon request for all fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify, and hold harmless, the Trustee (acting in any capacity hereunder) against any and all loss, liability, claim, damage or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence (as determined by a court of competent jurisdiction in a final non-appealable order). The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(a) To secure the Company’s payment and indemnification obligations under this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on particular Notes.

(b) The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. (a) The Trustee may resign at any time by notifying the Company in writing at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 and shall have no liability or responsibility for the action or inaction of any successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 7.07, cease to be of further effect with respect to the Notes or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Notes that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes in a manner that does not adversely affect the rights of any Holder in any material respect;

(b) conform the terms of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum;

(c) make provisions with respect to the conversion rights of the Holders in accordance with Section 10.06 hereof;

(d) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture as described in Article 5 hereof and provide for the Notes becoming convertible into Reference Property;

(e) add guarantees with respect to the Notes;

(f) secure the Notes;

(g) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(h) make any change that does not adversely affect the rights of any Holder;

(i) appoint a successor Trustee with respect to the Notes;

(j) comply with the rules of any applicable securities depositary, including DTC;

(k) comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

(l) provide for the issuance of additional Notes in accordance with this Indenture.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes; provided, however, that, without the consent of each affected Holder of an outstanding Note, no amendment or supplement to this Indenture or the Notes may:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any existing or past Event of Default;

(b) reduce the rate of or extend the stated time for payment of interest (including any Additional Interest or Special Interest) on any Note;

(c) reduce the principal amount or extend the Maturity Date of any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes under Article 10 hereof;

(e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f) make any Note payable in a currency other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and interest (including

Additional Interest or Special Interest), if any, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change to the amendment provisions or waiver provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities under this Indenture of the Trustee. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture and that the Supplemental Indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 9.04 Notices of Amendment or Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 becomes effective, the Company shall deliver to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, (i) this Indenture shall be modified in accordance therewith, (ii) such supplemental indenture shall form a part of this Indenture for all purposes, and (iii) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.07 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.08 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

ARTICLE 10

CONVERSIONS

Section 10.01 Conversion Privilege and Consideration.

(a) Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, at a conversion rate initially equal to 13.3251 shares of the Common Stock (subject to adjustment as provided in Sections 10.05 and 10.07, the “Conversion Rate”) per $1,000 principal amount of Notes, into an amount of cash and a number of shares of the Common Stock, if any, (x) at any time prior to the Close of Business on the Business Day immediately preceding May 15, 2019, only upon the satisfaction of one or more of the conditions described in clauses (i) through (iv) below, and (y) on and after May 15, 2019, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (i) through (iv) below.

(i) Prior to the Close of Business on the Business Day immediately preceding May 15, 2019, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2014, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter, the Last Reported Sale Price of the Common Stock on such Trading Day is greater than 130% of the applicable conversion price on such Trading Day. The Company will promptly confirm, upon the written request of the Conversion Agent, whether or not the Notes may be surrendered for conversion in accordance with this clause (i). Neither the Trustee nor the Conversion Agent shall have an obligation to determine if the Sale Price Condition has been met or to verify the Company’s determination regarding the Sale Price Condition.

(ii) Prior to the Close of Business on the Business Day immediately preceding May 15, 2019, a Holder may surrender all or a portion of its Notes for conversion during the five consecutive Business Day period immediately following any ten consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(a)(ii), is less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (for any Trading Day, the “Trading Price Product”).

(A) Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Notes and provides it with the names and contact information of at least three independent nationally recognized securities dealers, the Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes, and unless a Holder of the Notes (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the Trading Price Product for such Trading Day and (y) requests that the Company request the Bid Solicitation Agent to determine or, if the Company is acting as Bid Solicitation Agent, requests that the Company determine the Trading Price of the Notes, the Company shall have no obligation to request that the Bid Solicitation Agent determine the Trading Price of the Notes on such Trading Day (or, if the Company is acting as Bid Solicitation Agent, to determine the Trading Price of the Notes).

(B) Upon receipt from a Holder of such evidence and such a request, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

(C) If the condition to conversion described in this Section 10.01(a)(ii) has been met, the Company shall notify the Holders and the Trustee (if it is not then the Bid Solicitation Agent) of the Trading Price and of the Holders’ rights to convert their Notes in accordance with this Section 10.01(a)(ii). On the first Trading Day thereafter on which the Bid Solicitation Agent determines that the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, the Company shall notify the Holders and the Trustee (if it is not then the Bid Solicitation Agent) of such Trading Price and that the condition to conversion described in this Section 10.01(a)(ii) is no longer satisfied.

(iii) If the Company elects to:

(A) distribute to all or substantially all holders of its Common Stock rights, options or warrants (other than rights pursuant to a stockholder rights plan that are inseparable from the Common Stock and are not currently exercisable, until such time as such rights separate or become exercisable, at which time they will be deemed distributed) that entitle them, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or certain rights to purchase securities of the Company (other than rights pursuant to a stockholder rights plan that are inseparable from the Common Stock and are not currently exercisable, which will be deemed distributed upon separation or becoming exercisable), which distribution has a per share value, as reasonably determined in good faith by the Company, exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, at least 55 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such distribution, the Company shall mail notice to the Holders, Trustee and Conversion Agent describing such distribution, the Holders’ rights to convert their Notes in accordance with this Section 10.01(a)(iii), the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made pursuant to Section 10.05 as a result of such distribution, and the effective date for any such adjustments. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date or (y) the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. However, Holders of the Notes may not convert their notes under this Section 10(a)(iii) if they participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 10(a)(iii) without having to convert their Notes as if they held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iv) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, in each case, without giving effect to the penultimate paragraph of the definition of “Fundamental Change” and regardless of whether the Holders have the right to require the Company to purchase their Notes pursuant to Section 3.02 (a “Specified Corporate Transaction”), the Company shall mail notice of such Specified Corporate Transaction (a “Specified Corporate Transaction Notice”) to the Holders, the Trustee and the Conversion Agent and within 5 Business Days of the occurrence of such Specified Corporate Transaction. The Specified Corporate Transaction Notice shall describe:

(A) such Specified Corporate Transaction;

(B) the anticipated effective date of such Specified Corporate Transaction;

(C) the Holders’ rights to convert their Notes in accordance with this Section 10.01(a)(iv);

(D) the Conversion Rate in effect on the date the Company mails such notice;

(E) any adjustments to the Conversion Rate that must be made pursuant to Section 10.05 as a result of such transaction;

(F) whether such Specified Corporate Transaction also constitutes a Fundamental Change, and, if so, the Holders’ rights to require the Company to purchase their Notes pursuant to Article 3; and

(G) whether such Specified Corporate Transaction also constitutes a Make-Whole Fundamental Change, and, if so, the Holders’ rights under Section 10.07 to receive Additional Shares if they convert their Notes in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice, a Holder may surrender all or a portion of its Notes for conversion until the Close of Business on the earliest of (x) the Business Day immediately preceding the related Fundamental Change Purchase Date (or, if the Specified Corporate Transaction does not constitute a Fundamental Change, the 35th Trading Day immediately following the effective date of such Specified Corporate Transaction), and (y) the second Scheduled Trading Day immediately preceding the Maturity Date.

Section 10.02 Conversion Procedure.

(a) To convert a Note, a Holder must (i) in the case of a Global Note, (A) comply with the procedures of the Depositary in effect on the date such Holder surrenders its Note for conversion and (B) if required, pay all funds required under Sections 10.02(e) and 10.02(f) below, and (ii) in the case of a Certificated Note, (A) complete and manually sign the conversion notice in the form on the reverse of such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (B) deliver the completed Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay all funds required under Sections 10.02(e) and 10.02(f) below.

(i) On the first Business Day on which such Holder satisfies all of the requirements set forth in Section 10.02(a) above with respect to a Note (and the conversion of such Note is not otherwise prohibited by Section 3.05 hereof), such Note will be deemed converted immediately prior to the Close of Business on such Business Day and such Business Day will be the conversion date (the “Conversion Date”) for such Note.

(ii) If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day. Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(b) If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note.

(c) If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(d) If any shares of Common Stock are issuable upon the conversion of a Note, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares at the Close of Business on the last VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note.

(e) If a Holder surrenders a Note for conversion after the Close of Business on a Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Holder must accompany the Note with an amount of cash equal to the amount of interest (including any Additional Interest and Special Interest), if any, that will be payable on the Note on such corresponding Interest Payment Date; provided, however, that a Holder need not make such a payment (i) if the Company has specified a Fundamental Change Purchase Date that is after the Record Date and on or prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest on the Note, if any overdue interest exists at the time of conversion, or (iii) if the Holder surrenders the Note after the Close of Business on the Record Date immediately preceding the Maturity Date.

(f) If a Holder surrenders a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer taxes, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, if any tax is due because the Holder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder shall pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Holder. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.03 Settlement Upon Conversion.

(a) Except as provided in Section 10.07(d), if a Holder surrenders a Note for conversion, the Company will satisfy its obligation to convert the Note by delivering, on the third Business Day immediately following the final VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note, cash and shares of Common Stock, if any (subject the Company’s right under Section 10.03(b) to pay cash in lieu of all or a portion of any shares of Common Stock), equal to the sum of the Daily Settlement Amount for each VWAP Trading Day of the 50 VWAP Trading Days during the Observation Period for such Note; provided that, with respect to any Conversion Date occurring after May 15, 2019, settlement will occur on the Maturity Date. However, if any information required in order to calculate the amount of cash and shares of Common Stock, if any, deliverable in respect of a given conversion of Notes will not be available as of the third Business Day immediately following the final VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note, the Company will deliver any additional amount of cash and shares of Common Stock, if any, resulting from that adjustment on the third Trading Day immediately following the earliest Trading Day on which such calculation can be made.

(b) Notwithstanding the provisions of Section 10.03(a), the Company may elect to settle all or a portion of the Daily Share Amounts for each VWAP Trading Day in the Observation Period relating to a Conversion Date in cash (a “Cash Election”).

(i) To make a Cash Election with respect to all or a portion of the Daily Share Amounts for each Trading Day in the Observation Period relating to a Conversion Date, on the Business Day immediately following such Conversion Date, the Company must deliver written notice (a “Cash Percentage Notice”) to all Holders converting Notes, the Trustee and on such Conversion Date. The Cash Percentage Notice for a Conversion Date must specify the portion of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Conversion Date that the Company will settle in cash (the “Cash Percentage”); provided that to make a Cash Election with respect to a Conversion Date occurring on or after May 15, 2019, the Company must (A) irrevocably specify a single Cash Percentage that will apply to every Conversion Date occurring on or after May 15, 2019 and (B) deliver a Cash Percentage Notice specifying such Cash Percentage to all Holder converting Notes no later than such date.

(ii) If the Company timely delivers a Cash Percentage Notice for a Conversion Date, (x) the amount of cash that the Company will deliver in lieu of all or the applicable portion of the shares of Common Stock comprising the Daily Share Amount for a VWAP Trading Day in the Observation Period relating to such Conversion Date will equal the product of (A) the Cash Percentage specified in the Cash Percentage Notice for such Conversion Date, (B) the Daily Share Amount for such VWAP Trading Day, and (C) the Daily VWAP for such VWAP Trading Day, and (y) the number of shares of Common Stock that the Company will deliver as part of the Daily Share Amount for such VWAP Trading Day will equal the product of (A) 100% minus the Cash Percentage for such Conversion Date and (B) the Daily Share Amount for such VWAP Trading Day.

(iii) If, for any Conversion Date, the Company fails to deliver a Cash Percentage Notice in accordance with Section 10.03(b)(i), the Company must instead settle the Daily Share Amount for each VWAP Trading Day in the Observation Period relating to such Conversion Date by delivering a number of shares of Common Stock determined in accordance with Section 10.03(a).

(c) Notwithstanding any other provision of this Section 10.03, the Company will not deliver fractional shares of Common Stock upon conversion of any Notes. Instead, if a fraction of a share of the Common Stock would otherwise be included in the conversion consideration deliverable upon conversion of Notes, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP for the final VWAP Trading Day in the Observation Period related to such conversion.

(d) If a Holder surrenders more than one Note for conversion on a single day, the number of shares of Common Stock, if any, that the Company will deliver, and the amount of cash that the Company will pay in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes surrendered by such Holder.

(e) If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), the Company will not make any cash payment to such Holder for any accrued and unpaid interest on the Note. Furthermore, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), the Company’s delivery to such Holder of the amount of cash and the whole number of shares of Common Stock, if any (subject to the Company’s right under Section 10.03(b) to pay cash in lieu of all or a portion of such shares of Common Stock), into which such Holder’s Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (i) the principal amount of such converted Note and (ii) any accrued and unpaid interest (including Additional Interest but not Special Interest nor Defaulted Interest), if any, to, but excluding, the Conversion Date on such converted Note. As a result, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), any accrued and unpaid interest (including Additional Interest and Special Interest, but not Defaulted Interest), if any, to, but excluding, the Conversion Date, with respect to a converted Note shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f) The Company will not enter into any transaction, or take any other voluntary action, that would require an increase of the Conversion Rate resulting in the Notes becoming convertible into an aggregate number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of The NASDAQ Global Select Market without complying, if applicable, with the shareholder approval rules contained in such listing standards.

(g) Notices.

(i) On the second Business Day immediately following the Conversion Date for any Notes, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes converted on such Conversion Date, (B) whether the Company has made a Cash Election with respect to such Conversion Date, and (C) if the Company has made a Cash Election for such Conversion Date, the Cash Percentage for such Conversion Date.

(ii) On the first Business Day immediately following the last VWAP Trading Day of the Observation Period for each Conversion Date, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes that were converted on such Conversion Date, (B) the aggregate amount of cash and the aggregate number of Shares that the Company is obligated to deliver to settle all of the Notes converted on such Conversion Date, and (C) the Daily Share Amounts and the Daily Settlement Amounts for each VWAP Trading Day of the Observation Period for such Conversion Date.

Section 10.04 Company to Provide Stock. The Company shall, prior to issuance of any shares of Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(a) Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim (except any lien or adverse claim created by the action or inaction of the Holder to whom such shares are delivered). In addition, the Company will use commercially reasonable efforts to cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will use commercially reasonable efforts to comply with any stock exchange rules applicable to the Notes and/or the Common Stock (or Reference Property) issuable upon conversion of the Notes.

(b) If any shares of the Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit C upon such shares.

Section 10.05 Adjustments to the Conversion Rate. The Conversion Rate will be adjusted as described in this Section 10.05, except that the Company will not make any adjustments to the Conversion Rate for any Holder that may participate (as a result of holding the Notes, and at the same time as the holders of the Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of the Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a) Dividends, Distributions, Splits and Combinations. If the Company issues solely shares of the Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company effects a share split or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1 OS0

where:

CR1=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as the case may be;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

OS1=	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be; and

OS0=	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be.

Any adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced.

(b) Adjustment for Rights Issue. If the Company distributes to all or substantially all of the holders of the Common Stock any rights, options or warrants (other than rights pursuant to a stockholder rights plan that are inseparable from the Common Stock and are not currently exercisable, until such time as such rights separate or become exercisable, at which time they will be deemed distributed) entitling such holders for a period of not more than 45 calendar days after the record date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	OS0 + X OS0 + Y

where:

CR1=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any adjustment made under this Section 10.05(b) will become effective immediately after the Open of Business on the Ex-Dividend Date for the relevant distribution. To the extent that shares of Common Stock are not delivered after the expiration of rights, options or warrants provided for in this Section 10.05(b), the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are distributed, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 10.05(b) not occurred.

For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution, and in determining the aggregate price payable for the exercise of such rights, options or warrants, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be reasonably determined in good faith by the Company.

(c) Other Distributions.

(i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire its Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding:

(A) dividends or distributions (including subdivisions that are the subject of Sections 10.05(a) or 10.05(b) above);

(B) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable and continue to trade with the Common Stock and holders will receive such rights together with any Common Stock upon conversion as described below;

(C) distributions of Reference Property in transactions that are the subject of Section 10.06(a)(i);

(D) dividends or distributions paid exclusively in cash that are the subject of Section 10.05(d) below; and

(E) Spin-offs for which an adjustment is made pursuant to Section 10.05(c)(ii) below,

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0 SP0 – FMV

where:

CR1=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value, as reasonably determined in good faith by the Company’s Board of Directors, of the shares of Capital Stock evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock outstanding as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, provision will be made such that each Holder of a Note shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 10.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights or warrants are not exercised, as applicable.

(ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such dividend or distribution is listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a National Securities Exchange (a “Spin-off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	FMV0 + MP0 MP0

where:

CR1=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-off;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable of one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-off (such period, the “Valuation Period”); and

MP0=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Notwithstanding the foregoing, (A) if the last VWAP Trading Day of the Observation Period for any conversion occurs on or after the effective date for the Spin-off, but less than ten Trading Days immediately following, and including, the effective date for the Spin-off, references within this Section 10.05(c)(ii) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Settlement Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the effective date for the Spin-off to, and including, the last VWAP Trading Day of such Observation Period, and (B) for purposes of determining the Conversion Rate applicable to any conversion for which the Conversion Date occurs during the ten Trading Days commencing on the effective date for any Spin-off, references within the portion of this Section 10.05(c)(ii) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant Conversion Date.

Any adjustment made pursuant to this Section 10.05(c)(ii) shall become effective as of the Open of Business on the Ex-Dividend Date for the Spin-off. If such Spin-off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted to be the Conversion Rate that would have been in effect if such Spin-off had not been declared.

(d) Adjustment for Cash Distributions. If the Company makes or pays cash dividends or distributions to all or substantially all holders of the outstanding Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0 SP0 – C

where:

CR1=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, provision will be made such that each Holder of a Note shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 10.05(d) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had such distribution not been declared.

(e) Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer that is subject to the then applicable tender offer rules under the Exchange Act for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	AC + (SP1 × OS1) OS0 × SP1

where:

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

AC=	the aggregate value of all cash and any other consideration, as reasonably determined in good faith by the Company’s Board of Directors, paid or payable for the shares purchased in such tender offer or exchange offer;

OS1=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 10.05(e) will be given effect at the Close of Business on the Expiration Date. If the Expiration Date is less than ten Trading Days prior to, and including, the last VWAP Trading Day of the Observation Period in respect of any conversion, references within this Section 10.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Settlement Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last VWAP Trading Day of such Observation Period. For purposes of determining the Conversion Rate applicable to any conversion during the ten Trading Day period commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f) Holder Participation in Adjustment Events. Notwithstanding the any other provision of this Section 10.05, if a Holder converts a Note, the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Note (i) is calculated based on a Conversion Rate adjusted on account of any event set forth in Section 10.05(a) through (e), and (ii) includes any shares of Common Stock that entitle the Holder of such Common Stock to participate in such event, then notwithstanding the Conversion Rate adjustment provisions set forth in Section 10.05(a) through (e), such Conversion Rate adjustment shall not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution, and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Adjustments Not Yet Effective.

If a Holder converts a Note and:

(A) on any VWAP Trading Day during the Observation Period for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day;

(B) any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred, but will not result in an adjustment to the Conversion Rate for such VWAP Trading Day; and

(C) the shares of Common Stock (or the cash value thereof) that the Company will deliver to such Holder for such VWAP Trading Day are not be entitled to participate in the relevant event requiring the adjustment (because such shares were not held by such Holder on the record date corresponding to such event or otherwise), then the Company will adjust the number of shares of Common Stock (or the cash value thereof) deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that in its good faith judgment appropriately reflects the relevant distribution or transaction requiring adjustment.

In addition, if a Holder converts a Note and, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred, but will not result in an adjustment to the Conversion Rate for such VWAP Trading Day for such Holder, then the Company will adjust the amount of cash deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

(h) Other Adjustments. Whenever any provision of this Indenture requires the calculation of Last Reported Sale Prices, Daily VWAPs, Daily Settlement Amounts or any functions thereof over a span of multiple days, the Company will make adjustments that the Company determines to be appropriate in its good faith judgment to such prices, functions of such prices, the Conversion Rate, or the amount of cash and the number of shares of the Common Stock, if any (subject to the Company’s right under Section 10.03(b) to pay cash in lieu of all or a portion of any shares of Common Stock), due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the Ex-Dividend Date of the event occurs, at any time prior to or during the period over which such calculation is to be made. Adjustments made pursuant to this Section 10.05(h) will be made, solely to the extent the Company determines in its good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to Sections 10.05(a) through (e).

(i) Rights Plans. If the Company adopts a stockholder rights plan and, on the Conversion Date for a Note, (i) such plan is in effect and (ii) the rights provided for in such plan have not yet separated from the Common Stock, each share of Common Stock issued upon the conversion of Notes on such Conversion Date (x) shall be entitled to receive the number of rights, if any, associated with one share of Common Stock under such stockholder rights plan, and (y) shall, if issued in certificated form, bear such legends, if any, as may be required under such stockholder rights plan; provided, however, that if prior to the Conversion Date for a Note, the rights separate from the Common Stock in accordance with the provisions of the applicable stockholder rights plan, a converting Holder shall not be entitled to receive such rights upon conversion, and on the date of such separation, the Conversion Rate will be adjusted in accordance with Section 10.05(c); provided, further, that such adjustment shall be subject to readjustment upon the expiration, termination of redemption of such separated rights.

(j) Deferral of Adjustments. The Company need not adjust the Conversion Rate unless such adjustment would require an increase or decrease in the Conversion Rate by at least 1%; provided that, if an adjustment to the Conversion Rate is not made because the adjustment does not change the Conversion Rate by at least 1% (after giving effect to any other adjustment not previously made but carried forward pursuant to this sentence), then all of the adjustments that have not been made and that are not made will be carried forward and taken into account in the first future adjustment that would result in an adjustment of at least 1% to the Conversion Rate; provided, further, that notwithstanding the foregoing, (i) all such carried forward adjustments not previously made that would apply to a Note shall be made on each VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note upon conversion without regard to whether such adjustments could otherwise be carried forward pursuant to this Section 10.05(j).

(k) Simultaneous and Successive Adjustments. If this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.05(a), (b), (c) or (d), and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made, without duplication, by applying, first, the provisions of Section 10.05(a); second, the provisions of Section 10.05(c); third, the provisions of Section 10.05(d); and, fourth, the provisions of Section 10.05(b).

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(l) Voluntary Increases. From time to time, the Company may (but is not required to) to the extent allowed by applicable law and any applicable stock exchange rules, increase the Conversion Rate by any amount for a period of at least 20 Business Days (i) if the Company determines that such increase is in the best interest of the Company or (ii) to avoid or diminish the taxation of any subdivisions of the Common Stock, dividends on the Common Stock, rights distributions to purchase stock or other securities to holders of the Common Stock, or distributions to holders of the Common Stock of securities convertible into or exchangeable for shares of the Common Stock in connection with a dividend or distribution of shares or (rights to acquire shares) or similar event.

(m) No Other Adjustments. Except as specifically described in Section 10.07 and this Section 10.05, the Conversion Rate will not be subject to adjustment as a result of any issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. In addition, if the application of the formulas in Sections 10.05(a) through 10.05(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination); provided that, for the avoidance of doubt, if the Company adjusts the Conversion Rate pursuant to Section 10.05(a), 10.05(b), 10.05(c), or 10.05(d) and the event that gave rise to the adjustment is not paid or made, delivered or issued or fails to become effective, as applicable, the Company may readjust the Conversion Rate as expressly contemplated in the applicable section. Without limiting the foregoing, the Conversion Rate will not be required to be adjusted upon the following events:

(i) upon the sale of Common Stock for cash at a price below the conversion price or otherwise;

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not covered by Section 10.05(m)(iii) and outstanding as of the Issue Date;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind set forth in Section 10.05(e);

(vi) for a change in the par value of the Common Stock;

(vii) any accrued and unpaid interest (including any Additional Interest and Special Interest), if any; or

(viii) for an event otherwise requiring an adjustment pursuant to this Section 10.05 if such event is not consummated.

(n) Notice of Adjustments. Whenever an event occurs that will require an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company shall promptly deliver to the Holders a notice of such event, and issue a press release regarding such event, or post a notice on the Company’s website describing the event requiring adjustment to the Conversion Rate pursuant to this Section 10.05, the effective date of the adjustment and the adjusted Conversion Rate. On or before the day on which the Company delivers notice to the

Holders, and issues a press release or posts such information on its website, pursuant to this Section 10.05(n), the Company shall file such notice and a copy of such press release with the Trustee and the Conversion Agent (if other than the Trustee). To the Trustee and the Conversion Agent, receipt of such notice, of such copy of such press release, or of such website posting shall be conclusive evidence that the adjustment is correct and in effect on the effective date stated in such notice. Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.06 Effect of Reclassification, Consolidation, Merger or Sale.

(a) Upon the occurrence of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(ii) any sale, lease or other transfer to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries;

(iii) a consolidation, merger, or combination involving the Company; or

(iv) any statutory share exchange,

and, in each case, as a result of which the Common Stock will be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” such stock, securities, other property or assets, “Reference Property,” and the kind and amount of such stock, securities, other property or assets that a holder of one share of the Common Stock immediately prior to the effective date of such Merger Event would have been entitled to receive upon the occurrence of such transaction, a “Unit of Reference Property,” provided that if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), then each Unit of Reference Property will be deemed to be the Weighted Average Consideration), then:

(A) on or prior to the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture and for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein;

(B) subject to the provisions of Sections 10.01 and 10.07, at and after the effective date of such Merger Event, the right of Holders to convert each $1,000 principal amount of Notes into cash and shares of Common Stock, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the shares of Common Stock), shall be changed into a right to convert each $1,000 principal amount of Notes into cash and Units of Reference Property, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the Units of Reference Property), so that on or after the effective date of such Merger Event,

(1) references in Section 10.01 to “the Last Reported Sale Price of the Common Stock” shall be deemed to be references to “the Last Reported Sale Price of a Unit of Reference Property”;

(2) the Daily VWAP for a VWAP Trading Day (and any functions thereof) will be calculated based on the value of a Unit of Reference Property on such VWAP Trading Day;

(3) instead of delivering shares of Common Stock to converting Holders as part of the Daily Share Amount for a VWAP Trading Day, the Company shall deliver a number of Units of Reference Property equal to the number of shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or a portion of the shares of Common Stock that the Company would otherwise have been obligated to deliver to such converting Holder as part of the Daily Share Amount for such VWAP Trading Day); and

(4) instead of delivering an amount of cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock, the Company will deliver an amount of cash in lieu of fractional Units of Reference Property, with the amount of cash calculated in accordance with Section 10.03 (except using the Daily VWAP computed in accordance with clause (2) above).

(C) For the purposes of this Section 10.06, if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), the kinds and amounts of consideration used to calculate the Daily VWAP shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election receive in such Merger Event (the “Weighted Average Consideration”).

(b) Upon the occurrence of a Merger Event, the Company shall promptly deliver written notice to the Holders stating:

(1) a brief description of such Merger Event;

(2) the Conversion Rate in effect on the date the Company delivers such notice;

(3) the effective date for the Merger Event;

(4) that the Notes will be convertible into Reference Property in lieu of shares of Common Stock on and after the effective date for the Merger Event; and

(5) the composition of a Unit of Reference Property for such Merger Event.

(c) Upon the occurrence of a Merger Event, the Company shall promptly file with the Trustee an Officer’s Certificate containing the information set forth in Section 10.06(b) and stating that all conditions precedent to such Merger Event under this Indenture have been complied with.

(d) The provisions of this Section 10.06 shall apply successively to successive Merger Events.

Section 10.07 Adjustment to Conversion Rate Upon Certain Transactions.

(a) If a Make-Whole Fundamental Change occurs and a Holder converts a Note “in connection with” such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Note by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 10.07. For the purposes of this Section 10.07, any conversion during the period beginning on, and including, the effective date of a Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) and ending on, and including, the Close of Business immediately preceding the earliest of (i) the Fundamental Change Purchase Date (or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Scheduled Trading Day immediately following the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change) and (ii) the second Scheduled Trading Day immediately preceding the Maturity Date, will be deemed to be “in connection with” such Make-Whole Fundamental Change.

(b) The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below in Section 10.07(c), based on the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change and the Stock Price paid (or deemed paid) per share of Common Stock for such Make-Whole Fundamental Change.

(c) The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price. The Stock Prices set forth in the first row of the tables (i.e., the column headers) will be adjusted on each date on which the Conversion Rate is adjusted pursuant to Section 10.05. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Sections 10.05(a), (b), (c), (d), (e) and (h).

Make-Whole Fundamental Change Effective Date	$55.59	$65.00	$75.05	$85.00	$100.00	$125.00	$150.00	$200.00	$250.00	$300.00
8/18/2014	4.6637	3.3516	2.3809	1.7567	1.1526	0.6152	0.3497	0.1233	0.0423	0.0130
8/15/2015	4.6637	3.3516	2.3486	1.6922	1.0710	0.5390	0.2899	0.0913	0.0283	0.0061
8/15/2016	4.6637	3.3222	2.2498	1.5639	0.9360	0.4297	0.2116	0.0544	0.0140	0.0011
8/15/2017	4.6637	3.1704	2.0267	1.3229	0.7166	0.2784	0.1167	0.0239	0.0034	0.0000
8/15/2018	4.6637	2.7886	1.5657	0.8779	0.3689	0.0942	0.0297	0.0050	0.0000	0.0000
8/15/2019	4.6637	2.0595	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Stock Price and Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(A) if the Stock Price is between two prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two dates listed in the table, then the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower listed prices in the table and the earlier and later Make-Whole Fundamental Change Effective Dates in the table, as applicable, based on a 365-day year;

(B) if the Stock Price is greater than $300.00, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above, no additional shares will be added to the Conversion Rate; and

(C) if the Stock Price is less than $55.59, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table above, no additional shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 17.9888 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner and at the same time as the Conversion Rate under Sections 10.05.

(d) If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion of such Note in accordance with Section 10.03 (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.07); provided, however, that notwithstanding anything to the contrary in Section 10.03, if a Holder converts a Note following a Make-Whole Fundamental Change described in clause (2) of the definition Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the earlier of (i) the tenth Business Day immediately following the Conversion Date for such Note and (ii) the Maturity Date, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (A) the Conversion Rate on the Conversion Date for such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.07) and (B) the Stock Price.

Section 10.08 Miscellaneous.

(a) Company Determination Final. Any determination and/or calculation that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive, absent manifest error.

(b) Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.08 as the Trustee.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company shall pay interest on the Notes at a rate of 0.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing February 15, 2014. Interest on a Note shall be paid to the person in whose name Note is registered at the Close of Business on February 1 or August 1 (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. In the event of the maturity, conversion, or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note. If the Conversion Date for a Note occurs after the Close of Business, on a Record Date but prior to the Open of Business on the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note as of 5:00 p.m., New York City time, on such Record Date notwithstanding the conversion of such Note.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Sections 11.02(a) or 11.02(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The

Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent by electronic mail or other method in accordance with the Depositary’s customary procedures or first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Sections 2.06 and 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Ligand Pharmaceuticals Incorporated

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Facsimile: (858) 550-5651

Attn: Ligand Pharmaceuticals, Account Manager

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Wilmington Trust, National Association

Global Capital Markets

50 S. 6th Street, Suite 1290

Minneapolis, MN 55402

Facsimile: (612) 217-5667

Attn: Account Manager

(Ligand Pharmaceuticals 0.75% Convertible Senior Notes due 2019)

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar, or, in the case of a Global Note, by electronic mail or other method in accordance with the Depositary’s customary procedures, and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to post a given notice on its website, it shall do so at www.ligand.com.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of the Notes hereunder where only an Officer’s Certificate will be required in connection with the authentication and delivery of the Notes), the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the judgment of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the judgment of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.03) provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the judgment of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed judgment as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the judgment of such Person, such covenant or condition has been complied with.

Section 12.06 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 12.08 Governing Law. THE INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 No Recourse Against Others. None of the past, present or future directors, officers, employees or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.10 Calculations.

The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date. The Trustee (acting in any capacity hereunder) shall have no liability or responsibility for any calculation or any data, quotation, bid or information used in connection with any such calculation.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification and the Trustee (acting in any capacity under this Indenture) shall have no liability or responsibility for any calculation or any data, quotation, bid or information used in connection with any such calculation. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 12.11 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure. The Trustee, Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.15 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Stated Maturity or Maturity Date of any Note shall also not include days in which the office where the place of payment is authorized or required by law to close), then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 12.16 No Security Interest Created. Except as provided in Section 7.07, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.17 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar an their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.18 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Ligand Pharmaceuticals Incorporated has caused this Indenture to be duly executed as a deed the day and year first before written.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President, General Counsel and
Secretary

Ligand Pharmaceuticals Incorporated 0.75% Convertible Senior Notes – Indenture Signature Page

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

Ligand Pharmaceuticals Incorporated 0.75% Convertible Senior Notes – Indenture Signature Page

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE “RESALE RESTRICTION TERMINATION DATE” (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

a)	TO LIGAND PHARMACEUTICALS INCORPORATED (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

b)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

d)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST ISSUE DATE OF THE ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (d), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.:
CUSIP:
ISIN:

Principal Amount $

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

Ligand Pharmaceuticals Incorporated

0.75% Convertible Senior Notes due 2019

Ligand Pharmaceuticals Incorporated, a Delaware corporation, promises to pay to                                          [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $          on August 15, 2019 (the “Maturity Date”).

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

[Remainder of page intentionally left blank]

Ligand Pharmaceuticals Incorporated

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Name:
Title: Authorized Signatory

Ligand Pharmaceuticals Incorporated 0.75% Convertible Senior Notes – Note Signature Page

[FORM OF REVERSE OF NOTE]

LIGAND PHARMACEUTICALS INCORPORATED

0.75% Convertible Senior Notes due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.75% Convertible Senior Notes due 2019 (the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of August 18, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

1.	Interest.

This Note shall bear cash interest at the rate of 0.75% per annum. Interest on this Note shall accrue from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2015, to the Holder of record of this Note as of the Close of Business on the February 1 or August 1 immediately preceding each Interest Payment Date. Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

Subject to certain exceptions, interest on Notes converted after a Record Date, but on or prior to the corresponding Interest Payment Date, will be paid to the Holder of the Notes on the Record Date, but upon conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date. No such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists on the Conversion Date with respect to such Notes; or (3) if such Notes are surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date.

2.	Method of Payment.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the

Fundamental Change Purchase Price in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, Wilmington Trust, National Association, will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

5.	Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a) At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to purchase for cash all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of thereof, at a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, to but excluding, the Fundamental Change Purchase Date. To exercise its purchase right, a Holder must deliver, on or before the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date, written notice to the Trustee of such Holder’s exercise of its purchase right, together with the Notes with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to purchase the Notes on a date specified by the Company that is no fewer than 20 Business Days and no more than 35 Business Days after the date on which the Company delivers notice of the Fundamental Change, which date shall be no more than 20 calendar days after the effective date of the Fundamental Change.

(b) Holders have the right to withdraw a Fundamental Change Purchase Notice delivered pursuant to Paragraph 5(a) above by delivering to the Paying Agent, in accordance with the provisions of the Indenture, a written notice of withdrawal at any time prior to the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date. If cash sufficient to pay the Fundamental Change Purchase Price of all

Notes or portions thereof to be repurchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, interest (including Additional Interest and Special Interest), if any, will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note.

6.	Conversion.

(c) Subject to and upon compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 10.01 of the Indenture), a Holder hereof has the right, at such Holder’s option, to convert the principal amount hereof or any portion of such principal amount that is $1,000 or an integral multiple thereof, subject to Sections 10.01 and 10.03 of the Indenture, into cash and shares of Common Stock, if any (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares of Common Stock), at the Conversion Rate in effect on the Conversion Date. The Conversion Rate shall initially equal 13.3251 shares of Common Stock per $1,000 and is subject to adjustment as described in the Indenture.

(d) To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below or as provided by the Conversion Agent (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Note to the Conversion Agent (if the Note is a Certificated Note); (3) if required, furnish appropriate endorsements and transfer documents; and (4) if required, pay funds under Sections 10.02(e) and 10.02(f) of the Indenture. If a Holder holds a beneficial interest in a Global Note, such Holder must also comply with any procedure of DTC applicable to the conversion of a beneficial interest in such Global Note.

7.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

8.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding by the Company and the Trustee. The Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder to: (A) cure any ambiguity, omission, defect or inconsistency in the Indenture or in the Notes in a manner that does not adversely affects the rights of any Holder in any material respect;

(B) conform the terms of the Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum; (C) make provisions with respect to the conversion rights of the Holders in accordance with Section 10.06 of the Indenture; (D) provide for the assumption by a successor corporation of the Company’s obligations under the Indenture as described in Article 5 of the Indenture and provide for the Notes becoming convertible into Reference Property; (E) add guarantees with respect to the Notes; (F) secure the Notes; (G) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company; (H) make any change that does not adversely affect the rights of any Holder; (I) appoint a successor Trustee with respect to the Notes; (J) comply with the rules of any applicable securities depositary, including DTC; (K) comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or (L) provide for the issuance of additional Notes in accordance with Indenture.

9.	Defaults and Remedies.

Each of the following is an Event of Default under the Indenture (regardless of the cause of such event): (A) the Company defaults in the payment of interest (including Additional Interest and Special Interest), if any, on any Note when the same becomes due and payable and such default continues for a period of 30 days; (B) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise; (C) the failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five Business Days; (D) the failure by the Company to deliver a Fundamental Change Notice as required by Section 3.03 of the Indenture or to deliver a Specified Corporate Transaction Notice as required by Section 10.01(a)(iv) of the Indenture; (E) the failure by the Company to comply with its obligations under Article 5 of the Indenture; (F) the default in the performance of or the breach of any other covenant or agreement of the Company in the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 6.01(a)(i) through 6.01(a)(v) of the Indenture) and such default or breach continues for a period of 60 calendar days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; (G) the occurrence of a default by the Company under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Significant Subsidiary for money borrowed, whether such indebtedness exists as of the Issue Date or is later created in an aggregate principal amount in excess of $15,000,000 (or its foreign currency equivalent), (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within 30 calendar days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with the Indenture; (H) a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; (I) the Company, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) takes any comparable action under any foreign laws relating to insolvency; or (J) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company or for any substantial part of its property; (iii) orders the winding up or liquidation of the Company; or (iv) grants any similar relief under any foreign laws; and, in each such case, the order or decree remains unstayed and in effect for 60 days.

The Indenture provides that if an Event of Default (other than an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) of the Indenture) occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest), if any, on all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) of the Indenture occurs and is continuing with respect to the Company (and not solely with respect to one or more of the Company’s Significant Subsidiaries), the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest), if any, on all the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, become and be immediately due and payable to the full extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee and the Company, and without notice to any other Holder, may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest and Special Interest), if any, that has become due solely as a result of declaration of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

10.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

12.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee.

13.	Calculations in Respect of Notes.

The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Stock, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, any accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes. The Company will provide to each of the Trustee and Conversion Agent schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification and the Trustee (acting in any capacity under the Indenture) shall have no liability or responsibility for any calculation or any data, quotation, bid or information used in connection with any such calculation. The Trustee will forward the Company’s calculations to any Holder of the Notes upon the written request of such Holder.

14.	No Recourse Against Others.

None of the past, present or future directors, officers, employees or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.	GOVERNING LAW.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Additional Interest; Special Interest.

Holders shall be entitled to payments of Additional Interest or Special Interest to the extent set forth in the Indenture.

If the Company is required to pay Additional Interest or Special Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Special Interest no later than three Business Days prior to the date on which any such Additional Interest or Special Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Special Interest owed, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Ligand Pharmaceuticals Incorporated

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attn: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Schedule A

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Ligand Pharmaceuticals Incorporated

The Initial Principal Amount of this Global Note is                 . The following increases or decreases in this Global Note have been made:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Trustee

FORM OF CONVERSION NOTICE

To convert this Note into shares of the Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Wilmington Trust, National Association

Global Capital Markets

50 S. 6th Street, Suite 1290

Minneapolis, MN 55402

Facsimile: (612) 217-5667

Attn: Account Manager

Ligand Pharmaceuticals Account Manager

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ligand Pharmaceuticals Incorporated (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Certificate Number:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

0.75% Convertible Senior Notes due 2019

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $          principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ A transfer of the Surrendered Notes is made to the Company or any of its Subsidiaries; or

☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐ The transferee is an Affiliate of the Company.

Date:

By:

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(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

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EXHIBIT C

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE “RESALE RESTRICTION TERMINATION DATE” (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

a)	TO LIGAND PHARMACEUTICALS INCORPORATED (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

b)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

d)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST ISSUE DATE OF THE ORIGINAL ISSUANCE OF THE COMPANY’S 0.75% CONVERTIBLE SUBORDINATED NOTES DUE 2019 OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (d), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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